                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT

                                     BETWEEN

                                  COMPASS BANK,
                                    as Lender

                                       AND

                          TOREADOR ROYALTY CORPORATION

                    TOREADOR EXPLORATION & PRODUCTION, INC.,

                                       AND

                                  TORMIN, INC.
                                  as Borrowers

                                       AND

                        TOREADOR ACQUISITION CORPORATION
                                  as Guarantor

                               SEPTEMBER 30, 1999


                      ------------------------------------

                  REVOLVING LINE OF CREDIT OF UP TO $25,000,000

                      -------------------------------------

================================================================================

                                TABLE OF CONTENTS

         ARTICLE I
                  DEFINITIONS.....................................................................................1
                           SECTION 1.1  Definitions...............................................................1

         ARTICLE II
                  COMMITMENT TO LEND.............................................................................13
                           SECTION 2.1  Commitment...............................................................13
                           SECTION 2.2  Method of Borrowing and Obtaining Letters of
                                        Credit...................................................................13
                           SECTION 2.3  Note.....................................................................14
                           SECTION 2.4  Certain Payments and Prepayments of Principal............................14
                           SECTION 2.5  Interest.................................................................15
                           SECTION 2.6  Commitment, Engineering, Facility and Letter of
                                        Credit Fees; Authorized Payments by Lender...............................15
                           SECTION 2.7  Termination of Revolving Commitment......................................15
                           SECTION 2.8  Determination of Borrowing Base; Automatic
                                        Reductions in Borrowing Base; Borrowing Base
                                        Deficiency...............................................................16

         ARTICLE III
                  GENERAL PROVISIONS.............................................................................17
                           SECTION 3.1  General Provisions as to Payments and Loans..............................17
                           SECTION 3.2  Computation of Interest..................................................17
                           SECTION 3.3  Overdue Principal and Interest...........................................18

         ARTICLE IV
                  COLLATERAL.....................................................................................18
                           SECTION 4.1  Security.................................................................18

         ARTICLE V
                  CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT............................................19
                           SECTION 5.1  All Loans and Letters of Credit..........................................19
                           SECTION 5.2  Initial Loan.  In the case of the initial Loan...........................19

         ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF THE BORROWERS................................................21
                           SECTION 6.1  Existence and Power......................................................21
                           SECTION 6.2  Corporate and Governmental Authorization;
                                        Contravention............................................................21
                           SECTION 6.3  Binding Effect...........................................................22
                           SECTION 6.4  Subsidiaries; Ownership..................................................22

                           SECTION 6.5  Disclosure...............................................................22
                           SECTION 6.6  Financial Information....................................................22
                           SECTION 6.7  Litigation...............................................................22
                           SECTION 6.8  Plans....................................................................23
                           SECTION 6.9  Taxes and Filing of Tax Returns..........................................23
                           SECTION 6.10 Title to Properties; Liens; Environmental
                                        Liability................................................................23
                           SECTION 6.11 Business; Compliance.....................................................23
                           SECTION 6.12 Licenses, Permits, Etc...................................................23
                           SECTION 6.13 Compliance with Law......................................................24
                           SECTION 6.14 Governmental Consent.....................................................24
                           SECTION 6.15 Investment Company Act...................................................24
                           SECTION 6.16 Public Utility Holding Company Act; State
                                        Utility..................................................................24
                           SECTION 6.17 Year 2000 Preparedness...................................................24
                           SECTION 6.18 Refunds; Certain Contracts...............................................24
                           SECTION 6.19 No Default...............................................................25

         ARTICLE VII
                  COVENANTS......................................................................................25
                           SECTION 7.1  Use of Proceeds and Letters of Credit....................................25
                           SECTION 7.2  Financial Statements; Reserve Reports;
                                        Compliance Certificates; Certain Notices.................................25
                           SECTION 7.3  Inspection of Properties and Books.......................................28
                           SECTION 7.4  Maintenance of Security; Insurance; Operating
                                        Accounts; Transfer Orders................................................28
                           SECTION 7.5  Payment of Taxes and Claims..............................................29
                           SECTION 7.6  Payment of Debt; Additional Debt; Payment of
                                        Accounts Payable.........................................................29
                           SECTION 7.7  Liens....................................................................30
                           SECTION 7.8  Loans and Advances to Others; Investments;
                                        Restricted Payments......................................................30
                           SECTION 7.9  Consolidation, Merger, Maintenance, Change of
                                        Control; Disposition of Property; Restrictive
                                        Agreements; Hedging Agreements...........................................30
                           SECTION 7.10 Primary Business; Location of Each Borrower's
                                        Office; Ownership of Assets..............................................31
                           SECTION 7.11 Operation of Properties and Equipment; Changes
                                        to Certain Contracts.....................................................31
                           SECTION 7.12 Transactions with Affiliates.............................................33
                           SECTION 7.13 Plans....................................................................33
                           SECTION 7.14 Compliance with Laws and Documents.......................................33
                           SECTION 7.15 Certain Financial Covenants..............................................33
                           SECTION 7.16 Additional Documents; Quantity of Documents;
                                        Title Data; Additional Information.......................................34

                           SECTION 7.17  ENVIRONMENTAL INDEMNIFICATION...........................................34
                           SECTION 7.18  Year 2000...............................................................35
                           SECTION 7.19  Securities Listing......................................................35
                           SECTION 7.20  Exceptions to Covenants.................................................36

         ARTICLE VIII
                  DEFAULTS; REMEDIES.............................................................................36
                           SECTION 8.1   Events of Default; Acceleration of Maturity.............................36
                           SECTION 8.2   Suits for Enforcement...................................................38
                           SECTION 8.3   Remedies Cumulative.....................................................38
                           SECTION 8.4   Remedies Not Waived.....................................................38

         ARTICLE IX
                  MISCELLANEOUS..................................................................................38
                           SECTION 9.1   Amendments and Waivers..................................................38
                           SECTION 9.2   Highest Lawful Interest Rate............................................39
                           SECTION 9.3   INDEMNITY...............................................................39
                           SECTION 9.4   Expenses................................................................40
                           SECTION 9.5   Taxes...................................................................41
                           SECTION 9.6   Notices.................................................................41
                           SECTION 9.7   Right of Set-Offs.......................................................41
                           SECTION 9.8   Survival................................................................41
                           SECTION 9.9   Successors and Assigns: Rights of Other Holders.........................42
                           SECTION 9.10  APPLICABLE LAW; VENUE; WAIVER OF JURY TRIAL.............................42
                           SECTION 9.11  Headings................................................................43
                           SECTION 9.12  Counterparts............................................................43
                           SECTION 9.13  Invalid Provisions, Severability........................................43
                           SECTION 9.14  Revolving Loan..........................................................43
                           SECTION 9.15  WAIVER FOR CALIFORNIA...................................................43
                           SECTION 9.16  PRECLUSION OF ORAL AGREEMENTS...........................................44

         FORM OF PROMISSORY NOTE
         FORM OF NOTICE OF BORROWING
         FORM OF COMPLIANCE CERTIFICATE
         OFFICERS' CORPORATE CERTIFICATE
                  (Toreador Royalty Corporation)
         OFFICERS' CORPORATE CERTIFICATE
                  (Toreador Exploration & Production, Inc.)
         OFFICERS' CORPORATE CERTIFICATE
                  (Tormin, Inc.)
         OFFICERS' CORPORATE CERTIFICATE
                  (Toreador Acquisition Corporation)
         FORM OF CERTIFICATE OF OWNERSHIP INTERESTS

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is entered into as of September 30, 1999, by and between Toreador Royalty Corporation, a Delaware corporation, Toreador Exploration & Production, Inc., a Texas corporation, and Tormin, Inc., a Delaware corporation as Borrowers, and Toreador Acquisition Corporation, a Texas corporation, as Guarantor, and COMPASS BANK, an Alabama state bank, as Lender.

                                    RECITALS:

         A. Toreador Royalty Corporation (the "Parent") and Toreador Exploration & Production, Inc. ("Toreador Exploration"), entered into that certain Amended and Restated Credit Agreement dated April 16, 1999 with Compass Bank (as amended, the "Toreador Loan Agreement"), pursuant to which the Parent and Toreador Exploration issued their promissory note in the stated amount of $25,000,000 (the "Prior Toreador Note"), which note is guaranteed by Tormin, Inc. ("Tormin");

         B. Tormin entered into that certain Credit Agreement dated December 15, 1998 (as amended, the "Prior Tormin Loan Agreement"), pursuant to which Tormin issued its promissory note in the stated amount of $5,900,000 (the "Prior Tormin Note"), which note is guaranteed by the Parent and Toreador Exploration;

         C. The Parent, Toreador Exploration and Tormin wish to combine their credit facilities and provide for the issuance of a $25,000,000 promissory note in replacement and renewal of the Toreador Note and Prior Tormin Note;

         D. The Parent, Toreador Exploration and Tormin have obtained the agreement of Toreador Acquisition Corporation ("TAC"), a Texas corporation, to guarantee the indebtedness of the Parent, Toreador Exploration and Tormin to Compass Bank as additional collateral for the obligations of the Parent, Toreador Exploration and TAC to Compass Bank; and

         E. Compass Bank is willing to provide the new credit facility upon the terms and conditions set forth herein;


         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

         "Acceptable Hedging Agreements" means Hedging Agreements meeting all the following criteria:

         (a) The quantity of hydrocarbons owned by the Borrowers subject to Hedging Agreements shall not be greater than 75% of the monthly production of the Collateral forecast in the Lender's most recent engineering evaluation delivered to the Borrowers, without the prior written approval of the Lender;

         (b) The "strike prices" under any Hedging Agreements shall not be less than the lowest prices utilized in the Lender's most recent base case evaluation of the Collateral reported to the Borrowers, except that under certain downside conditions such lower strike price as the Lender may approve in writing following a written request by the Borrowers;

         (c) The Lender must have given its written consent to the counter-parties under the Hedging Agreements; and

         (d) The Lender shall have received first and prior perfected security interests pursuant to security agreements in form and substance reasonably satisfactory to the Lender in and to the Hedging Agreements.

         "Affiliate" means any Person directly or indirectly controlling, or under common control with, any Borrower or the Guarantor and includes any Subsidiary of any Borrower or the Guarantor and any "affiliate" of any Borrower or the Guarantor within the meaning of Reg. Section 240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships. The term "Affiliate" shall include Affiliates of Affiliates (and so on). The term "Affiliate" shall also include Guarantor and its Subsidiaries.

         "Agreement" means this Credit Agreement, as the same may hereafter be modified or amended from time to time.

         "Borrowers" mean the Parent, Toreador Exploration and Tormin.

         "Borrowing Base" means the amount most recently determined and designated by the Lender as the Borrowing Base in accordance with Section 2.8(a), but in no event in excess of the Commitment Amount, as such Borrowing Base is reduced in accordance with Section 2.8(b). The Borrowing Base under
Section 2.8(a) is deemed to be $10,500,000 as of the Closing Date.

         "Borrowing Base Deficiency" means, as of the date of determination of a new Borrowing Base under Section 2.8(a), the amount, if any, by which the outstanding principal balance of the Loans plus the L/C Exposure exceeds the Borrowing Base.

         "Business Day" means any day (other than Saturdays and Sundays) on which the Lender is open for general banking business in Dallas, Texas.

         "CBIR Rate" means, on any day, the prime rate as published in The Wall Street Journal's "Money Rates" table for such day. If multiple prime rates are quoted in such table, then the highest prime rate quoted therein shall be the CBIR Rate. In the event that a prime rate is not published in The Wall Street Journal's "Money Rates" table, the Lender will choose a substitute CBIR Rate, for purposes of calculating the interest rate applicable hereunder, which is based on comparable information, until such time as a prime rate is published in The Wall Street Journal's "Money Rates" table. Each change in the CBIR Rate shall become effective without notice to the Borrowers on the effective date of each such change.

         "Change of Control Event" means the failure of the Parent to own and control at least 100% of every class of equity interests of Toreador Exploration and Tormin or the failure of the Parent to own and control 100% of every class of equity interests in the Guarantor.

         "Closing" means the consummation of the transactions contemplated herein.

         "Closing Date" means the date of this Agreement.

         "Collateral" means the Property pledged to the Lender as security for the Note.

         "Collateral Value" means, with respect to any Property, the positive dollar amount which such Property contributed to the most recently determined Borrowing Base.

         "Commission" means the Securities and Exchange Commission.

         "Commitment" means the Revolving Commitment.

         "Commitment Amount" means the amount of $25,000,000.

         "Commonly Controlled Entity" means any Person which is under common control with any Borrower or the Guarantor within the meaning of Section 4001 of ERISA.

         "Compliance Certificate" means a certificate, substantially in the form attached hereto entitled "Form of Compliance Certificate", executed by a Responsible Officer of the Parent and furnished to the Lender from time to time in accordance with Section 7.2(a).

         "Debt" of any Person means at any date, without duplication:

         (a) all obligations of such Person for money borrowed, including, without limitation, (i) the obligations of such Person for money borrowed by a partnership of which such Person is a general partner, (ii) obligations which are secured in whole or in part by the Property of such Person, and (iii) any obligations of such Person in respect of letters of credit and repurchase agreements;

         (b) all obligations of such Person evidenced by notes, debentures, bonds or similar instruments;

         (c) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts arising in the ordinary course of business if interest is not paid or accrued thereon);

         (d) all obligations of such Person as lessee under capital leases, other than usual and customary oil and gas leases;

         (e) all mandatory redemption and repurchase obligations of such Person for preferred stock or other equity securities which have a mandatory redemption or repurchase date prior to Final Maturity; and

         (f) all Guarantees by such Person of Debt of another Person.

         "Default" means the occurrence of an Event of Default or any event which with notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means a per annum interest rate equal to the CBIR Rate plus five percent (plus 5.0%), but in no event exceeding the Highest Lawful Rate.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Environmental Laws" means: any law, statute, regulation, order or rule promulgated by any Governmental Authority, whether local, state or federal relating to air pollution, water pollution, noise control and/or transporting, storing, handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing may be amended from time to time.

         "Environmental Liability" means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys, fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien.

         "Environmental Lien" means a Lien in favor of a Tribunal or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, together with all presently effective and future regulations issued pursuant thereto.

         "Event of Default" has the meaning stated in Section 8.1 hereof.

         "Final Maturity" means October 1, 2002.

         "Floating Rate" means (i) a per annum interest rate equal to the difference of the CBIR Rate from time to time in effect minus three-fourths of one percent (minus 3/4 of 1.0%), or (ii) at any time the outstanding principal of the Note plus the L/C Exposure equals or exceeds 80% of the Borrowing Base in effect at such time, a per annum interest rate equal to the CBIR Rate from time to time in effect minus one-fourth of one percent (minus 1/4 of 1.0%); but in no event exceeding in either case the Highest Lawful Rate.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof. Any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed. In the event of a change in GAAP, the Loan Papers shall continue to be construed in accordance with GAAP as in existence on the date hereof.

         "Governmental Authority" means any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to make reimbursement in connection with any letter-of-credit or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "Guarantee" includes the pledging or other encumbrance of assets by a Person to secure the obligations of another Person and restrictions or limitations on a Person or its assets agreed to in connection with the obligations of another Person, but does not include endorsements for collection or deposit in the ordinary course of business; and "Guaranteed" by a Person shall mean the act or condition of providing a Guarantee by such Person or permitting a Guarantee of such Person to exist.

         "Guarantor" means Toreador Acquisition Corporation, a Texas corporation.

         "Guaranty" means the guaranty of the Guarantor in favor of the Lender guarantying the Obligations of the Borrowers to the Lender, in form and substance satisfactory to the Lender and the Guarantor.

         "Hedging Agreement" means (i) any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement or any option with respect to any such transaction and (ii) any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreement relating to hydrocarbons or any option with respect to any such transaction.

         "Highest Lawful Rate" means the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow. To the extent the laws of the State of Texas are applicable for the purpose of determining the "Highest Lawful Rate", such term shall mean the "weekly ceiling" from time to time in effect as referred to and defined in Chapter 303 of the Finance Code of Texas, as amended. The determination of the Highest Lawful Rate shall, to the extent required by applicable law, take into account as interest paid or contracted for any and all relevant payments or charges under the Loan Documents.

         "Insolvency Proceeding" of any Person means application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of such Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

         "Intangible Assets" of any Person means those assets of such Person which are (i) deferred assets, other than prepaid insurance and prepaid taxes,
(ii) Intellectual Property, (iii) goodwill, experimental expenses and other assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP, (iv) unamortized debt discount and expenses, and (v) costs in excess of fair value of the net assets acquired.

         "Intellectual Property" means all patents, patent applications, trademarks, trade names, franchise agreements, license agreements, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, formulae, recipes, trade secrets, other source and business identifiers, copyrights and the like.

         "Investment" in any Person shall mean any stock, bond, note, or other evidence of Debt, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan or advance to, such Person.

         "Lender" means Compass Bank, an Alabama state bank, and its successors and assigns.

         "L/C Exposure" shall mean, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

         "Letter of Credit Application" shall mean the standard letter of credit application employed by the Lender from time to time in connection with letters of credit.

         "Letter of Credit Fee" shall mean each fee payable to the Lender by the Borrowers in connection with the issuance of a Letter of Credit.

         "Lien" means, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest, negative pledge or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of the Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of the Person, or the signing or filing of a financing statement which names the Person as debtor, or the signing of any security agreement authorizing any other Person as the secured party thereunder to file any financing statement.

         "Loan" means a loan made, deemed made in connection with the payment by the Lender on any Letter of Credit or to be made by the Lender to the Borrowers pursuant to this Agreement or the aggregate outstanding amount of all such loans, as the context may require.

         "Loan Documents" or "Loan Papers" shall mean this Agreement, the Note, the Letter of Credit Applications, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Note, the Letter of Credit Applications, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

         "Loan Papers". See Loan Documents.

         "Material Adverse Effect" shall mean (i) any material adverse effect on the business, operations, or properties of any Borrower or the Guarantor, or
(ii) any material adverse effect upon the Collateral or the priority or enforceability of the Liens securing the Note.

         "Material Agreement" means, with respect to any Person, any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any Property of such Person may be subject, which is not cancellable by such Person upon notice of 90 days or less without (i) liability for further payment other than nominal penalty or (ii) forfeiture of valuable Property.

         "Margin Regulations" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Mortgages" mean deeds of trust, mortgages, assignments of production, security agreements, collateral mortgages, and acts of pledge in form and substance acceptable to the Lender to be executed by the appropriate Person pursuant to which the Lender is granted a first and prior Lien on the Collateral, subject only to Permitted Liens.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation system.

         "Note" means the promissory note of the Borrowers (and any renewal or extension thereof) evidencing the obligation of the Borrowers to repay the Loans, substantially in the form attached hereto entitled "Form of Promissory Note", with appropriate insertions, which Note is in renewal and replacement of the Prior Notes.

         "Notice of Borrowing" has the meaning given such term in Section 2.2 and shall be substantially in the form of attached hereto entitled "Form of Notice of Borrowing."

         "Obligations" shall mean, without duplication, (i) all Debt evidenced by the Note, (ii) the Reimbursement Obligations, (iii) the undrawn, unexpired amount of all outstanding Letters of Credit, (iv) the obligation of the Borrowers for the payment of the fees payable hereunder or under the other Loan Documents, and (v) all other obligations and liabilities of any Borrower to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

         "Officer's Certificate" means as to any Borrower, a certificate signed by a Responsible Officer of such Borrower.

         "Parent" has the meaning given such term in the Recitals to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Indebtedness" means (i) the Obligations, (ii) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 120 days beyond the due date thereof or are being contested in good faith and as to which such reserve as is required by GAAP has been made and on which interest charges are not paid or accrued, (iii) accrued taxes and unsecured accounts payable owed to insurance companies for insurance contracts maintained by Borrower in its ordinary course of business, (iv) endorsements of negotiable instruments in the ordinary course of business and (v) amounts owed by one of the Borrowers or the Guarantor to another Borrower or the Guarantor.

         "Permitted Investments" means investments in (i) indebtedness, evidenced by notes maturing not more than 180 days after the date of issue, issued or guaranteed by the government of the United States of America, (ii) certificates of deposit maturing not more than 180 days after the date of issue, issued by commercial banking institution each of which is a member of the Federal Reserve System and which has combined capital and surplus and undivided profits of not less than $50,000,000, (iii) commercial paper, maturing not more than 90 days after the date of issue, issued by (a) the Lender (or any parent corporation of the Lender) or (b) a corporation (other than an Affiliate of either Borrower) with a rating of "P1" (or its then equivalent) according to Moody's Investors Service, Inc.,

"A-1" (or its then equivalent) according to Standard & Poor's Corporation or "F-1" (or its then equivalent) according to Fitch's Investors Services, Inc. or
(iv) such other instruments, evidences of indebtedness or investment securities as the Lender may approve.

         "Permitted Liens" means, with respect to any Property,

         (a) Liens in favor of the Lender;

         (b) the following, if the validity and amount thereof are being contested in good faith and by appropriate legal proceedings and so long as (i) levy and execution thereon have been stayed and continue to be stayed, (ii) they do not in the aggregate materially detract from or threaten the value of the asset, or materially impair the use thereof in the operation of any Borrower's business, and (iii) a reserve therefor, if appropriate, has been established: claims and Liens for Taxes due and payable; claims and Liens upon and defects of title to real and personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; claims and Liens of mechanics, materialmen, warehousemen, or carriers, or similar Liens; and adverse judgments on appeal;

         (c) Liens for Taxes not past due;

         (d) mechanics' and materialmen's Liens for services or materials for which payment is not past due;

         (e) operators' Liens incurred pursuant to operating agreements entered into by any Borrower or the Guarantor in the ordinary course of business which secure obligations not past due; and

         (f) Liens in favor of the lessor on the Property being leased under any capital lease permitted hereunder.

         "Permitted Loans and Investments" means (i) loans by any Borrower to or the acquisition of Investments by any Borrower in any Person not exceeding in the aggregate outstanding at any time for all Borrowers the amount of $250,000 and not otherwise permitted under this Agreement and (ii) Permitted Investments.

         "Person" means a corporation, an association, a joint venture, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

         "Plan" means, at any time, any employee benefit plan which is covered by ERISA and in respect of which any Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prior Loan Agreements" mean the Prior Toreador Loan Agreement and the Prior Tormin Loan Agreement.

         "Prior Notes" mean the Prior Toreador Note and the Prior Tormin Note.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "Reimbursement Obligation" means the obligation of any Borrower or the Guarantor to provide to the Lender or reimburse the Lender for any amounts payable, paid, or incurred by the Lender with respect to Letters of Credit.

         "Requirement of Law" means, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Responsible Officer" means as to any Borrower, the President or any Vice President of such Borrower.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Restricted Payment" means:

         (a) the declaration or payment of any dividend on, or the incurrence of any liability to make any other payment or distribution in respect of, any shares of or other ownership interests in any Borrower or the Guarantor;

         (b) any payment or distribution on account of the purchase, redemption or other retirement of any shares of or other ownership interests in any Borrower or the Guarantor, or of any warrant, option or other right to acquire such shares or such other ownership interests, or any other payment or distribution made in respect thereof, either directly or indirectly;

          (c) the repayment by any Borrower or the Guarantor of any Debt owed to an Affiliate except repayments of Debts owed by one Borrower or the Guarantor to another Borrower or the Guarantor; or

         (d) any loan or extension of credit by any Borrower or the Guarantor to any Affiliate except loans or extensions of credit by one Borrower or the Guarantor to another Borrower or the Guarantor.

The amount of any Restricted Payment in Property shall be deemed to be the greater of its fair market value or its net book value ("fair market value" will be determined by an appraisal in form, and prepared by an appraiser, selected by the Borrowers and acceptable to the Lender).

         "Revolving Commitment" has the meaning given such term in Section 2.1.

         "Revolving Credit Period" means the period commencing on the Closing Date and ending at Final Maturity (the "Revolving Credit Termination Date").

         "Revolving Credit Termination Date" has the meaning given such term in the definition of "Revolving Credit Period."

         "Security Document". See Security Instruments.

         "Security Instruments" or "Security Document" means the security instruments executed and delivered in satisfaction of the condition set forth in
Section 5.2(c), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

         "Subsidiary" means for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

         "TAC" means Toreador Acquisition Corporation, a Texas corporation.

         "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any law or Tribunal.

         "Toreador Exploration" has the meaning given such term in the Recitals to this Agreement.

         "Tormin" means Tormin, Inc., a Delaware corporation.

         "Transferee" means any Person to which the Lender has sold, assigned, transferred, or granted a participation in any of the Obligations, as authorized hereunder, and any Person acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

         "Tribunal" means any court, tribunal, governmental body, agency, arbitration panel, or instrumentality.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

         SECTION 1.2 Accounting Terms and Determinations; Changes in Accounting.

         (a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the independent public accountants and with respect to which any Borrower shall have promptly notified the Lender on becoming aware thereof) with the most recent financial statements of the Borrowers delivered to the Lender.

         (b) The Borrowers will not change its method of accounting, other than immaterial changes in methods, changes permitted by GAAP in which the Borrowers' independent public accountants concur and changes required by a change in GAAP, without the prior written consent of the Lender.

         SECTION 1.3 References. References in this Agreement to Exhibits, Schedules, Annexes, Appendixes, Attachments, Articles, Sections or clauses shall be to Exhibits, Schedules, Annexes, Appendixes, Attachments, Articles, Sections or clauses of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Schedule, Annex, Appendix, Attachment, Article, or Section in which such reference appears. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. The Exhibits, Schedules, Annexes, Appendixes and Attachments attached to this Agreement and items referenced as being attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

                                   ARTICLE II

                               COMMITMENT TO LEND

         SECTION 2.1  Commitment.

         (a) During the Revolving Credit Period, the Lender agrees, subject to the other terms and conditions of this Agreement:

                  (i) To lend to the Borrowers subject to clause (ii) below from time to time amounts not to exceed in the aggregate at any one time outstanding an amount equal to the Borrowing Base as in effect from time to time (the "Revolving Commitment"). The Borrowers may borrow under this Section, repay Loans and reborrow under this Section at any time during the Revolving Credit Period. The amounts outstanding under the Prior Note shall be renewed and deemed outstanding under the Note upon issuance of the Note, and upon issuance of the Note, the Borrowers shall have no right to borrow under the Prior Note.

                  (ii) To issue letters of credit for the account of any Borrower from time to time in amounts not to exceed the aggregate at any one time outstanding for both Borrowers the lesser of the amount of $500,000 or the unused Revolving Commitment, it being understood that outstanding funding obligations under Letters of Credit shall reduce the unused Revolving Commitment hereunder. Any letters of credit outstanding under the Prior Loan Agreements will be deemed to be outstanding hereunder.

         (b) The Lender shall not be obligated to lend to the Borrowers, and the Borrowers shall not be entitled to borrow hereunder, any amount which would cause the sum of the outstanding principal amount of all Loans made by the Lender and the undrawn amount of all outstanding Letters of Credit to exceed the Revolving Commitment of the Lender then in effect.

         (c) The Lender shall not be obligated to issue a letter of credit pursuant to Section 2.1(a) or to renew a Letter of Credit, and the Borrowers shall not be entitled to have a letter of credit issued pursuant to such Section or to have a Letter of Credit renewed, if the issuance of the requested letter of credit or the renewal of an existing Letter of Credit would cause, after taking into account the mandatory reductions in the Borrowing Base required during the proposed term of such requested letter of credit or existing Letter of Credit, the undrawn amount of all Letters of Credit to ever exceed the Revolving Commitment.

         SECTION 2.2. Method of Borrowing and Obtaining Letters of Credit. (a) Any Borrower shall give the Lender notice (a "Notice of Borrowing") prior to 12:00 noon (Dallas time) of the day of the requested Loan under Section 2.1, in the form of Exhibit 2.2(a).

         (b) Unless the Lender determines that any applicable condition specified in Article V or elsewhere herein has not been satisfied, the Lender will make the funds available to the Borrowers at the Lender's address referred to in Section 9.6.

         (c) Any Borrower shall give the Lender a request for letter of credit prior to 12:00 noon (Dallas time) at least three (3) Business Days before each requested letter of credit under Section 2.1, by completing and delivering a Letter of Credit Application. The expiry date of such requested letter of credit cannot be later than the earlier of (A) one (1) year from the date of issuance or (B) the last date before which the Borrowing Base is scheduled to reduce to an amount less than the aggregate undrawn amount of the requested letter of credit and the outstanding Letters of Credit which, by their terms, might be outstanding on such reduction date or (c) the Revolving Credit Termination Date. The Letter of Credit Application must be completed in a manner and shall use such wording as is acceptable to the Lender.

         (d) Upon receipt of the Letter of Credit Application, the Lender shall issue such letter of credit if the conditions of Article V or elsewhere herein have been satisfied.

         (e) Subject to the terms hereof, in the event that any beneficiary of a Letter of Credit shall have taken the steps necessary to obligate the Lender to make a payment under such Letter of Credit, the Borrowers shall be deemed to have delivered to the Lender an irrevocable Notice of Borrowing under Section
2.2 for a Loan in the amount of such payment amount, regardless of any limitations set forth herein. The Lender shall pay over the proceeds of such Loan to itself as reimbursement for amounts paid under such Letter of Credit.

         SECTION 2.3. Note. The Loans shall be evidenced by the Note issued by the Borrowers, payable to the order of the Lender in the Commitment Amount. The Note shall renew the indebtedness outstanding under the Prior Note.

         SECTION 2.4. Certain Payments and Prepayments of Principal. (a) If at any time the aggregate principal of the Loans outstanding and the undrawn amount of the outstanding Letters of Credit exceed the Borrowing Base then in effect, the Borrowers shall within one (1) Business Days after it becomes aware of such occurrence, repay the principal of the Loans in an amount equal to such excess, except that if the circumstances described in this Section are the direct result of a new determination of the Borrowing Base under Section 2.8(a), then the provisions of Section 2.8(c) shall apply.

         (b) In the event that a prepayment is required under this Section or
Section 2.8(c) and the outstanding Loans are less than the amount required to be prepaid, the Borrowers shall repay the entire Loan balance and, in accordance with the provisions of the relevant Letter of Credit Application executed by any Borrower or otherwise to the satisfaction of the Lender, deposit with the Lender as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the Borrowing Base.

         SECTION 2.5 Interest. (a) The unpaid principal balance of the Loans shall bear interest, payable as it accrues on the 1st day of each month, commencing November 1, 1999, and at maturity (stated or by acceleration), at a rate per annum equal to the lesser of the (i) Highest Lawful Rate or (ii) the Floating Rate.

         (b) Each change in the rate of interest charged hereunder shall become effective automatically and without notice to the Borrowers upon the effective date of each change in the Floating Rate or the Highest Lawful Rate, as the case may be.

         SECTION 2.6 Commitment, Engineering, Facility and Letter of Credit Fees; Authorized Payments by Lender. (a) The Borrowers shall pay to the Lender a commitment fee of three-eighths of one percent (3/8 of 1%) per annum, calculated daily on the actual number of days the Revolving Commitment is outstanding on the amount of the unused portion of the Revolving Commitment in effect from time to time, such commitment fee to be payable quarterly as it accrues on each January 1, April 1, July 1, and October 1 and upon termination of the Revolving Commitment.

         (b) The Borrowers shall pay to the Lender an engineering fee in the amount of $7,500 on the Closing Date and thereafter shall pay an engineering fee in the amount of $7,500 if the Lender's internal engineers perform the engineering review of the Collateral or the actual fees and expenses of any third-party engineers retained by the Lender to prepare an engineering report, payable at the time of the scheduled or Borrower requested determination of the Borrowing Base referred to in Section 2.8(a).

         (c) To compensate the Lender for the costs of the extension of credit hereunder, the Borrower shall pay to the Lender upon each determination of an increase in the Borrowing Base pursuant to Section 2.8(a), a facility fee in the amount of one-half of one percent (1/2 of 1.0%) of the amount by which the Borrowing Base is increased over that in effect on the date of such determination.

         (d) The Borrowers shall pay to the Lender at the time of issuance of each Letter of Credit, (i) a letter of credit fee equal to the greater of (1) one percent (1.0 %) per annum of the face amount of such Letter of Credit for the maximum number of days which such Letter of Credit, by its terms, could remain outstanding or (2) $500, and (ii) the normal and standard charges of the Lender for the issuance, delivery and confirmation of such Letter of Credit.

         (e) The Lender is irrevocably authorized to make Loans for the payment of the fees and expenses of the Lender required to be paid by any Borrower hereunder. The Lender shall pay over such Loan proceeds to itself or directly to such other Person entitled to payment hereunder.

         SECTION 2.7. Termination of Revolving Commitment. (a) The Revolving Commitment shall terminate no later than the Revolving Credit Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable in full on such date.

         (b) The Borrowers shall have the right upon payment in full of the Obligations and the cancellation of all outstanding Letters of Credit, to cancel in full (but not in part) the Revolving Commitment, with no right of reinstatement.

         SECTION 2.8. Determination of Borrowing Base; Automatic Reductions in Borrowing Base; Borrowing Base Deficiency. (a) On the basis of the information furnished to the Lender hereunder and such other reports, appraisals and information as the Lender may deem appropriate, the Lender shall have the right to determine a new Borrowing Base as of each April 1 and October 1 during the Revolving Credit Period (the "scheduled determinations") commencing April 1, 2000, or at such other or additional times during the Revolving Credit Period as the Lender in its reasonable discretion and at its sole cost may elect (the "discretionary determinations"), and the Lender shall determine a new Borrowing Base at such additional times, but no more often than one (1) time in any 12-month period without the Lender's consent, as the Borrowers may request (the "Borrower requested determinations"). Such determinations, if made, shall be in accordance with the Lender's customary practices and standards for loans of a similar nature as in effect at the time such determinations are made and shall be conclusive, and any increases in the Borrowing Base shall be subject to the Lender's complete credit approval process. Any new Borrowing Base determined under this Section shall be effective immediately upon its communication to any Borrower regardless of any Notice of Borrowing the Lender might have received.

         (b) The Borrowing Base shall be automatically reduced as of the 1st day of each month commencing November 1, 1999, and continuing throughout the Revolving Credit Period. The monthly reduction shall be in the amount of $-0-per month until redetermined hereunder. At the time of each new Borrowing Base determination under Section 2.8(a), the Lender in its sole discretion may increase or decrease the amount of such monthly reduction and any decreases in the monthly reduction shall be subject to the Lender's complete credit approval process.

         (c) Upon the occurrence of a Borrowing Base Deficiency, the Borrowers shall, within thirty (30) days following notice by the Lender of the existence of such Borrowing Base Deficiency, do any one or more of the following in an aggregate amount at least equal to such Borrowing Base Deficiency: (i) prepay the principal of the outstanding Loans or (ii) cause to be created first and prior perfected Liens (subject only to Permitted Liens) in favor of the Lender, by instruments satisfactory to the Lender, on producing oil and gas properties (or cash if the circumstances described in Section 2.4(b) are applicable) which in the opinion of the Lender would increase the Borrowing Base by an amount sufficient, in combination with clause (i) preceding, to eliminate such Borrowing Base Deficiency.

         (d) Upon each redetermination of the Borrowing Base, the Lender may notify an officer of any Borrower orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base and the amount by which the Borrowing Base shall be reduced so communicated shall become effective upon such oral notification and shall remain in effect until the next redetermination of the Borrowing Base.

         (e) Any Borrower may at any time by written notice to the Lender request that the Borrowing Base be reduced (with no right of reinstatement) by an amount specified by such Borrower in such reduction notice, and the Borrowing Base shall be deemed so reduced upon receipt by the Lender of such reduction notice. Further, in the event the Borrowers are advised of any increase in the Borrowing Base, any Borrower may decline to utilize the increased borrowing availability created thereby and by written notice to the Lender irrevocably refuse to accept all or a portion of such increase, but any such refusal notice received by the Lender more than one(1) Business Day following such increase in the Borrowing Base shall be treated as a Borrowing Base reduction notice under the immediately preceding sentence.


                                   ARTICLE III

                               GENERAL PROVISIONS

         SECTION 3.1 General Provisions as to Payments and Loans.

         (a) All payments of principal and interest on the Loans and of fees hereunder shall be made by 12:00 noon (Dallas, Texas time) on the date such payments are due in federal or other funds immediately available at the principal office of the Lender referred to in Section 9.6, and, if not made by such time or in immediately available funds, then such payment shall be deemed made when such funds are available to the Lender for its full and unrestricted use. Whenever any payment of principal of or interest on the Loans or of fees hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) All payments made by the Borrowers on the Loans shall be made free and clear of, and without reduction by reason of, any Taxes.

         (c) All requests for Loans shall be made on a Business Day.

         (d) All Loans shall be made available to the Borrowers on a Business Day at the Lender's address referred to in Section 9.6.

         (e) All payments and fundings shall be denominated in United States of America dollars.

         SECTION 3.2. Computation of Interest. Each determination of interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day), subject to the limitations of the Highest Lawful Rate.

         SECTION 3.3. Overdue Principal and Interest. Unless waived by the Lender, any overdue principal and, to the extent permitted by law, overdue interest on the Loans shall bear interest at the Default Rate.

                                   ARTICLE IV

                                   COLLATERAL

         SECTION 4.1  Security.

         (a) To secure full and complete payment and performance of the obligations of the Borrowers to the Lender, the Borrowers will cause the appropriate Person to execute and deliver to the Lender the following documents and instruments:

                  (i) the Mortgages (or appropriate amendments to existing mortgages) from the Borrowers granting the Lender a first and prior Lien on the oil and gas Properties of each Borrower as designated by the Lender, together with financing statements relating thereto, subject only to Permitted Liens;

                  (ii) the Guaranty of the Guarantor; and

                  (iii) the stock pledge agreement of the Parent pledging to the Lender 100% of the equity interests in Toreador Exploration, Tormin and TAC together with the stock certificates evidencing such interests, endorsed in blank.

         (b) All documents delivered or to be delivered hereunder shall be in form and substance reasonably satisfactory to the Lender and its counsel and shall be supported by such legal opinions as the Lender or its counsel may reasonably request.

         (c) All Liens to be created by delivery of the documents referred to in this Section shall be first and prior perfected Liens in favor of the Lender, subject only to Permitted Liens.

         (d) The Borrowers have executed mortgages, deeds of trust, pledges, assignments, guarantees and other security documents in favor of the Lender in connection with credit facilities provided by the Lender to the Borrowers, and it is intended that all such documents secure the respective obligations of the Borrowers to the Lender incurred pursuant hereto.

                                    ARTICLE V

               CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

         The obligation of the Lender to make Loans or issue Letters of Credit hereunder shall be subject to the satisfaction of each of the following conditions:

         SECTION 5.1. All Loans and Letters of Credit. In the case of each Loan or Letter of Credit issued hereunder (except the initial Loan issued hereunder):

         (a) timely receipt by the Lender of a Notice of Borrowing or Letter of Credit Application;

         (b) the fact that, immediately before such requested Loan or Letter of Credit, no Default shall have occurred and be continuing and that the making of any such Loan will not cause a Default; and

         (c) the fact that the representations and warranties of each Borrower contained in this Agreement (except the representations set forth in Sections
6.7 and 6.10(a)) shall be true on and as of the date of such Loan.

         Each request for a Loan hereunder shall be deemed to be a representation and warranty by each Borrower on the date of such request, as to the facts specified in clauses (b) and (c) immediately preceding.

         SECTION 5.2 Initial Loan. In the case of the initial Loan:

         (a) Receipt by the Lender of the following:

                  (i) copies of the Articles or Certificates of Incorporation (or Articles of Organization or similar documents), and all amendments thereto, of each Borrower and the Guarantor, accompanied by certificates that such copies are correct and complete, one issued by the Secretary of State of the state of incorporation or formation of such Borrower and the Guarantor, dated a current date, and one executed by the President or a Vice President and the Secretary or an Assistant Secretary (or other authorized representatives) of such Borrower and the Guarantor, dated the Closing Date;

                  (ii) copies of the Bylaws (or Regulations or similar documents), and all amendments thereto, of each Borrower and the Guarantor, accompanied by certificates that such copies are correct and complete of the President or a Vice President and the Secretary or an Assistant Secretary (or other authorized representatives) of such Borrower and the Guarantor, dated the Closing Date;

                  (iii) certificates of the appropriate Tribunals of each jurisdiction in which any Borrower or the Guarantor has an executive office or principal place of business, any Borrower or the Guarantor was formed or in which any Collateral is located (if such Borrower or the Guarantor is required to qualify to do business in such state), each dated a current date, to the effect that such Borrower or the Guarantor, as applicable, is in good standing with respect to the payment of franchise and/or other Taxes and, if required by law, are duly qualified to transact business in such jurisdictions, accompanied by the certificate of the President or a Vice President and the Secretary or an Assistant Secretary (or other authorized representatives) of such Borrower or the Guarantor, as applicable, that such Tribunal certificates are true and correct as of the Closing Date;

                  (iv) certificates of incumbencies and signatures of all officers of each Borrower and the Guarantor who will be authorized to execute or attest any of the Loan Papers on behalf of each Borrower and the Guarantor, executed by the President or a Vice President and the Secretary or an Assistant Secretary (or other authorized representatives) of such Borrower or the Guarantor, as applicable, dated the Closing Date;

                  (v) copies of resolutions approving the Loan Papers and authorizing the transactions contemplated therein, duly adopted by the Board of Directors (or authorized body serving a similar function) of each Borrower, and the Guarantor, accompanied by certificates of the Secretary or an Assistant Secretary (or other authorized representative) of such Borrower or the Guarantor, as applicable, that such copies are true and correct copies of resolutions duly adopted at the meeting of, or by the unanimous written consent of, the Board of Directors (or authorized body serving a similar function) of such Borrower or the Guarantor, as applicable, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified or revoked in any respect, and are in full force and effect as of the Closing Date;

         (b) receipt by the Lender of the duly executed Note in the Commitment Amount, dated the Closing Date;

         (c) receipt by the Lender of the documents described in Section 4.1(a), each duly executed and delivered by the appropriate Person;

         (d) receipt by the Lender of a Certificate of Ownership Interests in the form attached hereto, certifying as to each Borrower's ownership interest in its oil and gas Properties and a similar form of Certificate of Ownership, certifying as to the Guarantor's ownership interest in its oil and gas Properties;

         (e) receipt by the Lender of a certificate from the President or a Vice President and the Secretary or an Assistant Secretary (or other authorized representatives) of each Borrower certifying as to the truth and correctness of each representation and warranty contained in Article VI hereof as of the Closing Date;

         (f) receipt by the Lender of satisfactory evidence that prior Liens (other than in favor of the Lender), if any, on the Collateral are being released concurrently with the Closing; and

         (g) receipt by the Lender of such additional information and documentation as the Lender may reasonably require relating to the Loan Papers (and all renewals, extensions, amendments, restatements and modifications of the same) and the transactions contemplated hereby and thereby.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         Each Borrower hereby represents and warrants to the Lender as follows:

         SECTION 6.1 Existence and Power. Each of the Borrowers and the
Guarantor:

         (a) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware (or with respect to Toreador Exploration and the Guarantor, the State of Texas);

         (b) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted;

         (c) is duly qualified to transact business as a foreign entity in each jurisdiction where the nature of its business requires the same, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on its business or financial condition; and

         (d) owns, both beneficially and of record, all of its assets reflected in its financial statements delivered to the Lender.

         SECTION 6.2 Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by each Person (other than the Lender) purporting to execute the same of this Agreement or the other Loan Papers are within such Person's power, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (except that the perfection of Liens created by certain of the Security Documents may require the filing of financing statements, mortgages or similar instruments in the appropriate recordation offices), and do not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, the Margin Regulations) or any agreement creating or governing such Person or any agreement, judgment, injunction, order, decree or other instrument binding upon such Person or result in the creation or imposition of any Lien on any Property of any Borrower, except Liens securing the Obligations.

         SECTION 6.3 Binding Effect. (a) This Agreement constitutes a valid and binding agreement of the Borrower; the Note, when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of each Borrower; the Security Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Person purporting to execute the same;

         (b) Each Loan Paper is enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors, rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 6.4 Subsidiaries; Ownership. (a) The Parent has no Subsidiaries other than Toreador Exploration, Tormin and the Guarantor.

         (b) At least 100% of all equity interests in Toreador Exploration, Tormin and the Guarantor are owned legally and beneficially by the Parent.

         SECTION 6.5 Disclosure. No document, certificate or statement delivered to the Lender by or on behalf of any Borrower or the Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact. All information heretofore furnished by any Borrower to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Borrower to the Lender will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. Each Borrower has disclosed to the Lender in writing any and all facts (except facts of general public knowledge) which materially and adversely affect or may affect (to the extent such Borrower can now reasonably foresee) the business, operations, prospects or condition, financial or otherwise, of such Borrower or the ability of such Borrower to perform its obligations under this Agreement.

         SECTION 6.6 Financial Information.

         (a) The financial information of the Borrowers delivered to the Lender in connection with the request for this credit facility fairly present, in conformity with GAAP, the financial position of the Borrowers.

         (b) Except as disclosed in writing by the Borrowers to the Lender prior to the execution and delivery of this Agreement, since the dates referenced the financial information referred to in Section 6.6(a) above, there has been no material adverse change in the business, financial position, results of operations or prospects of any Borrower.

         SECTION 6.7 Litigation. There is no action, suit or proceeding pending against, or to the knowledge of any Borrower threatened against or affecting any Borrower before any Tribunal or arbitrator in which there is a reasonable possibility of an adverse decision which could materially and adversely affect the business, financial position or results of operations of any Borrower, or which could in any manner draw into question the validity of this Agreement or any other Loan Papers.

         SECTION 6.8 Plans. No Borrower has any Plans.

         SECTION 6.9 Taxes and Filing of Tax Returns. Each Borrower has filed or properly extended all returns required to have been filed or extended with respect to Taxes and has paid all Taxes shown to be due and payable by it on such returns, including interest and penalties, and all other Taxes which are payable by it, to the extent the same have become due and payable (unless, with respect to such other Taxes, the criteria set forth in Section 7.5 are being met). No Borrower knows of any proposed assessment of Taxes of a material amount against it and all liabilities for Taxes of each Borrower are adequately provided for.

         SECTION 6.10 Title to Properties; Liens; Environmental Liability. (a) Each of the Borrowers and the Guarantor has good and indefeasible title to all Property purported to be owned by it (except for Permitted Liens, minor defects in title and minor encumbrances not in any case materially detracting from the value of the assets affected thereby). All Property of each Borrower and the Guarantor is free and clear of all Liens other than Permitted Liens. Upon the recordation of the Security Documents in the appropriate recordation offices, the Liens covering the Collateral will be valid, enforceable, first and prior, perfected Liens in favor of the Lender, except for Permitted Liens.

         (b) No Borrower has (i) received notice or otherwise learned of any Environmental Liability which could individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, or (ii) received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent into the environment for which any Borrower is or may be liable which would individually or in the aggregate have a Material Adverse Effect.

         SECTION 6.11 Business; Compliance. Each Borrower has performed and abided by all obligations required to be performed by it to the extent it could be materially and adversely affected under any license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its Property is bound.

         SECTION 6.12 Licenses, Permits, Etc. Each Borrower and the Guarantor possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Tribunals as are necessary to carry on its business as now being conducted and to own its properties.

         SECTION 6.13 Compliance with Law. The business and operations of each Borrower have been and are being conducted in accordance with all applicable laws, rules and regulations of all Tribunals, other than violations which could not (either individually or collectively) have a Material Adverse Effect.

         SECTION 6.14 Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance of this Agreement or any other Loan Papers.

         SECTION 6.15 Investment Company Act. No Borrower is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 6.16 Public Utility Holding Company Act; State Utility. (a) No Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         (b) No Borrower is defined as a "utility" under the laws of the State of Texas or any other jurisdiction wherein any Borrower is required to qualify to do business.

         SECTION 6.17. Year 2000 Preparedness. Each Borrower has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Borrower (or its suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

         SECTION 6.18 Refunds; Certain Contracts. (a) No orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in any Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Collateral.

         (b) No Borrower (i) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Collateral at some future date without receiving full payment therefor within 90 days of delivery, and
(ii) has produced gas, in any material amount, subject to, and no Borrower nor any of the Collateral is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements.

         SECTION 6.19 No Default. No Default has occurred which is continuing as of the Closing Date.

                                   ARTICLE VII

                                    COVENANTS

         During the Revolving Credit Period, and thereafter so long as any principal of or interest on the Note shall remain unpaid or any Letter of Credit remains outstanding, each Borrower will duly perform and observe each and all of the covenants and agreements hereinafter set forth:

         SECTION 7.1 Use of Proceeds and Letters of Credit. (a) The Borrowers will use the proceeds of the Loans solely to finance the acquisition of oil and gas Properties, to develop its oil and gas Properties and for other general corporate purposes. The indebtedness evidenced by the Prior Notes and being renewed by the Note shall be deemed a Loan under the Note.

         (b) Letters of Credit shall be used for the support of oil and gas operations; provided, however, no Letter of credit may be used in lieu or in support of stay or appeal bonds.

         (c) No Borrower will, directly or indirectly, use any of the proceeds of the Loans for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C. F. R. 221, as amended), or any "security that is publicly-held" within the meaning of Regulation T of such Board of Governors (12 C.F.R. 220, as amended), or otherwise take or permit any action which would involve a violation of such Regulation U, Regulation T or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board of Governors. The Loans are not secured, directly or indirectly, in whole or in part, by collateral that includes any "margin stock" within the meaning of Regulation U. No Borrower will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of such Regulation U.

         SECTION 7.2 Financial Statements; Reserve Reports; Compliance Certificates; Certain Notices. The Borrowers will furnish to the Lender:

         (a) (i) as soon as available and in any event within 105 days after the end of each fiscal year of the Parent, the annual report of the Parent and its Subsidiaries filed with the Commission on Form 10-K for such year together with the consolidating schedules utilized in preparing the financial statements included therein;

                  (ii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Parent, the quarterly report of the Parent and its Subsidiaries filed with the Commission on Form 10-Q for such quarter together with the consolidating schedules utilized in preparing the financial statements included therein;

                  (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) proceeding, a Certificate of the chief financial officer or the chief accounting officer of the Parent, (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of
Section 7.15 on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrowers are taking or proposes to take with respect thereto and (iii) stating whether or not such financial statements fairly reflect the business and financial condition of the Parent and its consolidated Subsidiaries as of the date of the delivery of such financial statements;

                  (iv) concurrently with the delivery of each set of financial statements referred to in Section 7.2(a)(i), a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default;

                  (v) within 15 days following the filing thereof, copies of all documents filed with the Commission; and within 15 days of receipt thereof, any comment letters or similar correspondence from the Commission;

                  (b) (i) as soon as available, and in any event on or before March 31 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Lender in its reasonable judgment, certified by any nationally -- or regionally -- recognized independent consulting petroleum engineers selected by the Borrowers and acceptable to the Lender as fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the oil and gas Properties of the Borrowers and the Guarantor as of January 1 of such year, (ii) the aggregate present value of the future net income with respect to such Properties, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Borrowers and the Guarantor;

                  (ii) within 60 days following each January 1 and July 1, production reports in form and substance satisfactory to the Lender in its reasonable judgment, prepared by the Borrowers containing data concerning pricing, quantities of production from the oil and gas Properties of the Borrowers and the Guarantor, volumes of production sold, purchasers of production, gross revenues, expenses, production taxes, and such other information with respect thereto as the Lender may reasonably request for use by the Lender to prepare for its own exclusive use, internally generated engineering reports;

                  (iii) simultaneously with the delivery of such engineering and production reports, an Officer's Certificate from the Parent stating that such engineering and production report fairly and accurately reflects the production, the joint interest billings and the operating cash flow for the oil and gas Properties of the Borrowers and the Guarantor for the periods covered in such report;

                  (iv) reports of oil, gas and liquids production proceeds for each month by major field and by total for all fields will be due within 30 days following the end of such month;

                  (v) Each Borrower and the Guarantor will provide to the Lender a report setting forth all accounts receivable and accounts payable within 30 days following the end of each month, such report to show the age of such accounts and such other information as the Lender shall request as at the end of such month;

                  (vi) Each Borrower and the Guarantor will provide a monthly report within 30 days following each month end, setting forth such Borrower's and the Guarantor's hedging positions under any Hedging Agreements.

                  (c) (i) immediately after any Responsible Officer of any Borrower becomes aware of the occurrence of any condition or event which constitutes a Default, an Officer's Certificate specifying the nature of such condition or event, the period of existence thereof, what action the Borrowers have taken or is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

                  (ii) if and when any Borrower or the Guarantor (A) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (C) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (iii) promptly after the delivery of the same to any lender of any report required to be delivered pursuant to any debt instrument to which any Borrower is a party and not otherwise required to be delivered hereunder, a copy of such report;

                  (iv) promptly upon any Borrower's learning that it has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (i) the non-compliance with or violation of the requirements of any Environmental Law, (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment, or (iii) the existence of any Environmental Lien on any Properties of any Borrower, notice thereof;

                  (v) promptly upon any Borrower's learning of any litigation or other event or circumstance which could have a Material Adverse Effect, notice thereof;

                  (vi) the change in identity or address of any Person remitting to the Borrowers proceeds from the sale of hydrocarbon production from or attributable to any Collateral; and

                  (vii) promptly upon any Borrower's learning thereof, notice of any Change of Control Event; and

                  (viii) promptly upon any Borrower's learning thereof, notice of any change in the senior management of any Borrower or the Guarantor;

                  (ix) promptly upon any Borrower's discovery or determining that any computer application (including those of its suppliers, vendors and customers) that is material to the business and operations of any Borrower or the Guarantor will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a material adverse effect on the business or operations of any Borrower or the Guarantor.

         (d) with reasonable promptness, such other information relating directly or indirectly to the financial condition, business or Properties of any Borrower or the Guarantor as from time to time may reasonably be requested by the Lender.

         SECTION 7.3 Inspection of Properties and Books. The Borrowers will permit, and will cause Guarantor to permit any officer, employee or agent of the Lender to visit and inspect any of the Properties of any Borrower or the Guarantor, to examine its books of account (and to make copies thereof and take extracts therefrom) and to discuss its affairs, finances and accounts (including transactions, agreements and other relations with any shareholders) with, and to be advised as to the same by, its officers and independent public accountants, all at such reasonable times and intervals as the Lender may desire and, if a Default has occurred and is continuing, at the expense of the Borrowers.

         SECTION 7.4 Maintenance of Security; Insurance; Operating Accounts; Transfer Orders. (a) The Borrowers shall execute and deliver, or cause the appropriate Person to execute and deliver, to the Lender all mortgages, deeds of trust, security agreements, financing statements, assignments and such other documents and instruments (including division and transfer orders), and supplements and amendments thereto, and take such other actions as the Lender deems necessary or desirable in order to (i) maintain as valid, enforceable, first-priority, perfected Liens (subject only to the Permitted Liens), all Liens granted to the Lender to secure the Note or (ii) monitor or control the proceeds therefrom.

         (b) The Borrowers will and will cause the Guarantor to at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by businesses similarly situated.

         (c) The Borrowers will and will cause the Guarantor to maintain its primary operating accounts with the Lender, although such requirement shall not be construed a requiring the Borrowers to maintain deposit balances with the Lender.

         (d) Upon request of the Lender, the Borrowers shall and will cause the Guarantor to execute such transfer orders, letters-in-lieu of transfer orders or division orders as the Lender may from time to time request in respect of the Collateral to effect a transfer and delivery to the Lender of the proceeds of production attributable to the Collateral.

         SECTION 7.5 Payment of Taxes and Claims. The Borrowers will and will cause the Guarantor to pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien (other than a Permitted Lien) on any of its assets; provided, however, that no payment of such Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted, (ii) the Borrower or the Guarantor, as applicable, shall have set aside on its books reserves (segregated to the extent required by GAAP) reasonably deemed by it to be adequate with respect thereto, and (iii) the Borrower has notified the Lender of such circumstances, in detail satisfactory to the Lender.

         SECTION 7.6 Payment of Debt; Additional Debt; Payment of Accounts Payable. (a)The Borrowers will and will cause the Guarantor to (i) pay, renew or extend or cause to be paid, renewed or extended the principal of, and the prepayment charge, if any, and interest on all Debt heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable;
(ii) faithfully perform, observe and discharge all unwaived covenants, conditions and obligations imposed on it by any instrument evidencing such Debt or by any indenture or other agreement securing such Debt or pursuant to which such Debt is issued; and (iii) not permit the occurrence of any act or omission which would constitute a default under any such instrument, indenture or agreement.

         (b) The Borrowers will not and will not permit the Guarantor to create, incur or suffer to exist any Debt, except without duplication (a) Debt to the Lender, (b) Permitted Indebtedness and (c) indebtedness of any Borrower to another Borrower.

         (c) Each Borrower shall and shall cause the Guarantor to pay each of its accounts payable on or before 60 days after receipt by such Borrower or the Guarantor of the invoice giving rise to such accounts payable except as to that portion of any such accounts payable being contested in good faith by appropriate proceedings and as to which such reserve as is required by GAAP has been made.

         SECTION 7.7 Liens. The Borrowers will not and will not permit the Guarantor to create, suffer to exist or otherwise allow any Liens to be on or otherwise to affect any of its oil and gas Properties whether now owned or hereafter acquired, except Permitted Liens.

         SECTION 7.8 Loans and Advances to Others; Investments; Restricted Payments. (a) The Borrowers will not and will not permit the Guarantor to make or suffer to exist any loan, advance or extension of credit to any Person except
(i) current trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and which are payable in accordance with customary trade terms, (ii) Permitted Loans and Investments,
(iii) loans, advances or extensions of credit from one Borrower to another Borrower and (iv) with the prior written consent of the Lender (which consent may include a requirement that the Guarantor grant to the Lender a mortgage on its Property), loans, advances and extensions of credit from a Borrower to the Guarantor for the purpose of acquiring oil and gas Properties.

         (b) the Borrowers will not and will not permit the Guarantor to make any capital contribution to or to acquire any Investment in, or to purchase or make a commitment to purchase any interest in, any Person except as set forth in clause (a) above.

         (c) The Borrowers will not and will not permit the Guarantor to, directly or indirectly, make any Restricted Payment without the prior written consent of the Lender, except if no Default exists and the making thereof will not cause a Default, cash dividends by the Borrowers and the Guarantor.

         (d) The Borrowers shall not and will not permit the Guarantor to form or acquire any Subsidiaries without the prior written consent of the Lender and the amendment of this Agreement.

         SECTION 7.9 Consolidation, Merger, Maintenance, Change of Control; Disposition of Property; Restrictive Agreements; Hedging Agreements. (a) The Borrowers will not and will not permit the Guarantor to: (i) consolidate or merge with or into any other Person (unless the Parent is the surviving entity and no Default has occurred and is continuing or will result from such merger or consolidation) without the prior written consent of the Lender, (ii) sell, lease or otherwise transfer all or substantially all of its Property to any other Person, (iii) terminate, or fail to maintain, its existence as a corporation in its state of incorporation represented in Section 6.1(a) or (iv) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the nature of its business requires the same (except where the failure to maintain its good standing or qualification could not reasonably be expected to have a material adverse effect on its business or financial condition) or (v) permit a Change of Control Event to occur.

         (b) The Borrowers will not and will not permit the Guarantor to sell, encumber, or otherwise transfer all or any portion of the Collateral or any of its other oil and gas Properties without the consent of the Lender, except for
(i) sales of oil and gas after severance in the ordinary course of business provided that no contract for the sale of hydrocarbons shall obligate any Borrower or the Guarantor to deliver hydrocarbons produced from any of the Collateral at some future date without receiving full payment therefor within 90 days of delivery, (ii) the sale or other disposition of its personal Property destroyed, worn out, damaged, or having only salvage value or no longer used or useful in the oil and gas exploration and development business of the Borrowers or the Guarantor, or (iii) undeveloped leasehold acreage not constituting Collateral. Any consent by the Lender to the sale of Collateral or other Property of any Borrower or the Guarantor may include a requirement that a new Borrowing Base be determined under Section 2.8(a) and that the proceeds of such sale plus such additional amounts as the Lender deems necessary to avoid the occurrence of a Borrowing Base Deficiency be applied to the Obligations. In this connection, the Lender will not unreasonably withhold its consent to sales during any 12-month period of Property of the Borrowers and the Guarantor, in the aggregate, having Collateral Value of up to 10% of all Property of the Borrowers and the Guarantor having Collateral Value, but if a Default exists or any such sale could cause a Default to exist, the entirety of the proceeds of such sales shall be applied to the Obligations.

         (c) Neither any Borrower nor the Guarantor will be or become party to or bound by any agreement (including, without limitation, any undertaking in connection with the incurrence of Debt or issuance of securities) which imposes any limitation on the disposition of the Collateral more restrictive than those set forth above or which in any way would be contravened by any Borrower's performance of its obligations hereunder or under the other Loan Papers or which contains any negative pledge on all or any portion of any Borrower's or Guarantor's Property (except in favor of the Lender).

         (d) The Borrowers will not and will not permit the Guarantor to enter into any Hedging Agreement, other than Acceptable Hedging Agreements. At any time while a Default exists, each Borrower agrees to and will cause the Guarantor to apply all proceeds payable to such Borrower or Guarantor under Hedging Agreements to the Lender for application to the Note.

         SECTION 7.10 Primary Business; Location of Each Borrower's Office; Ownership of Assets. (a) The primary business of each Borrower and the Guarantor shall be and remain the oil and gas exploration, development and production business.

         (b) The location of each Borrower's and the Guarantor's principal place of business and executive office shall remain at the address set forth on the signature page hereof, unless at least 10 days prior to any change in such address such Borrower or Guarantor provides the Lender with written notice of such pending change.

         (c) Each Borrower will and will cause the Guarantor to at all time own, both beneficially and of record, all assets reflected in its financial statements delivered to the Lender from time to time.

         SECTION 7.11 Operation of Properties and Equipment; Changes to Certain Contracts. (a) Each Borrower shall and will cause the Guarantor to maintain, develop and operate its oil and gas properties in a good and workmanlike manner and will observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such properties so long as such oil and gas leases are capable of producing hydrocarbons in commercial quantities, to the extent that the failure to so observe and comply could have a Material Adverse Effect.

         (b) Each Borrower shall and will cause the Guarantor to remain as the named operator for each well comprising the Collateral if it is the operator thereof at the time such Collateral is subjected to the Lien of the Mortgage.

         (c) Each Borrower shall and will cause the Guarantor to comply in all material respects with all agreements applicable to or relating to its oil and gas Properties or the production and sale of hydrocarbons therefrom and all applicable proration and conservation laws of the jurisdictions in which such properties are located, to the extent that the failure to so comply with such laws or agreements could expose any Borrower or the Guarantor to any material penalty or forfeiture.

         (d) Each Borrower shall and will cause the Guarantor to at all times, maintain, preserve and keep all of its operating equipment used or useful with respect to its oil and gas Properties in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if the Borrowers or Guarantor shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of the Borrowers or the Guarantor, as applicable.

         (e) With respect to the oil and gas Properties referred to in this Section which are operated by operators other than the Borrowers or the Guarantor, each Borrower and the Guarantor shall not be obligated itself to perform any undertakings contemplated by the covenants and agreements contained in this Section which are performable only by such operators and are beyond the control of the Borrowers or the Guarantor, but each Borrower shall use its best efforts to cause such operators to perform such undertakings.

         (f) Each Borrower will not and will not permit the Guarantor to amend, alter or change in any material respect which could reasonably be expected to be adverse to the interests of the Borrowers, the Guarantor or the Lender any agreements relating to any Borrower's or Guarantor's operations or business arrangements or the compression, gathering, sale or transportation of oil and gas without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

         (g) If any Borrower or the Guarantor is the operator of any Properties constituting Collateral, royalty and overriding royalty owners associated with each such Property shall be paid monthly within 30 days following receipt by any Borrower or the Guarantor of proceeds of production payable to such owners or, if such Borrower or the Guarantor is unable or prohibited by law from making such payments, the amount of each such payment shall be set aside in a separate royalty account at the Lender to be utilized for making such payment subsequently as appropriate, and such funds shall not be commingled with such Borrower's or the Guarantor's other funds.

         (h) With respect to each Property constituting Collateral for which a contract operator that has no ownership interest in such Property, operates such Property, each Borrower shall and shall cause the Guarantor to pay such contract operator its monthly fee, if such fee is owed to such contract operator by such Borrower or the Guarantor, within 30 days following each such month end.

         SECTION 7.12 Transactions with Affiliates. Each Borrower will not and will not permit the Guarantor to engage in any transaction with an Affiliate unless (i) such transaction is at least as favorable to the Borrowers or Guarantor, as applicable, as could be obtained in an arm's length transaction with an unaffiliated third party, (ii) such transaction is not disadvantageous to the Lender as holder of the Note and (iii) the Lender is advised in writing of the terms of such transaction prior to the consummation thereof.

         SECTION 7.13 Plans. Each Borrower will not and will not permit the Guarantor to assume or otherwise become subject to an obligation to contribute to or maintain any Plan or acquire any Person which has at any time had an obligation to contribute to or maintain any Plan.

         SECTION 7.14 Compliance with Laws and Documents. Each Borrower will not and will not permit the Guarantor to, directly or indirectly, violate the provisions of any laws, its certificate of incorporation (or similar organizational documents) or bylaws (or similar regulatory documents) or any Material Agreement, if such violation, alone or when combined with all other such violations, could have a Material Adverse Effect.

         SECTION 7.15  Certain Financial Covenants.

         (a) Cash Flow to Debt Service Ratio. The Borrowers will not permit the ratio of Cash Flow to Debt Service for the Parent determined on a consolidated basis, to be less than 1.25 to 1.0, determined as of the end of each fiscal quarter of the Parent ending on or after September 30, 1999.

                  "Cash Flow" means, for any fiscal quarter of the Parent, the net income from operations of the Parent and its consolidated subsidiaries for such quarter plus interest, taxes, depreciation, amortization, depletion, and other non-cash expenses of the Parent and its consolidated subsidiaries for such quarter less gains on sales of assets and other non-cash income for such quarter included in the determination of net income from operations of the Parent and its consolidated subsidiaries. Cash Flow is a quarter-by-quarter calculation.

                  "Debt Service" means with respect to any fiscal quarter of the Parent, the actual principal payments on the Debt of the Parent and its consolidated subsidiaries during such quarter other than for the Note plus required principal and interest payments on the Note during such quarter.

         (b) Current Ratio. The Borrowers will not permit the ratio of Current Assets to Current Liabilities for the Parent, determined on a consolidate basis, to be less than 1.00 to 1.00, as of the end of each fiscal quarter of the Parent ending on or after September 30, 1999.

                  "Current Assets" means the current assets of the Parent and its consolidated subsidiaries plus the unused portion of the Revolving Commitment, but excluding the current portion of Intangible Assets and amounts due from officers, directors and shareholders of the Parent or any of its consolidated subsidiaries.

                  "Current Liabilities" means the current liabilities of the Parent, exclusive of the current portion of the Note.

         SECTION 7.16 Additional Documents; Quantity of Documents; Title Data; Additional Information. (a) The Borrowers shall execute and deliver or cause to be executed and delivered such other and further instruments or documents as in the judgment of the Lender may be required to better effectuate the transactions contemplated herein and in the other Loan Papers.

         (b) The Borrowers will deliver all certificates, opinions, reports and documents hereunder in such number of counterparts as the Lender may reasonably request.

         (c) The Borrowers shall cause to be delivered to the Lender such title opinions as the Lender may from time to time reasonably request, in form and substance and from attorneys acceptable to the Lender, covering such portions of the Collateral as the Lender may from time to time specify.

         (d) Each Borrower shall furnish to the Lender, promptly upon the request of the Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrowers as the Lender may from time to time reasonably request; and notify the Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

         SECTION 7.17 ENVIRONMENTAL INDEMNIFICATION. EACH BORROWER AND THE GUARANTOR SHALL INDEMNIFY, DEFEND AND HOLD THE LENDER AND ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS ON A CURRENT BASIS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS,

JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF ANY BORROWER OR THE GUARANTOR, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF ANY BORROWER OR THE GUARANTOR, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY ANY BORROWER, THE GUARANTOR OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF ANY BORROWER OR THE GUARANTOR OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF ANY BORROWER OR THE GUARANTOR, OR (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY ANY BORROWER, THE GUARANTOR OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF ANY BORROWER OR THE GUARANTOR WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH ANY BORROWER OR THE GUARANTOR, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, INCLUDING ANY OF THE FOREGOING IN THIS SECTION ARISING FROM THE SOLE NEGLIGENCE, COMPARATIVE NEGLIGENCE OR CONCURRENT NEGLIGENCE OF THE INDEMNIFIED PARTIES, BUT NOT ANY OF THE FOREGOING IN THIS SECTION ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION UNDER THIS SECTION; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

         SECTION 7.18. Year 2000. The Borrowers will promptly notify the Lender in the event the Borrowers discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.19 Securities Listing. The common stock of the Parent shall at all times be listed on a United States national securities exchange or traded on the NASDAQ.

         SECTION 7.20 Exceptions to Covenants. The Borrowers shall not be permitted to take any action which is permitted by any of the covenants contained in this Agreement if such action is in breach of any other covenant contained in this Agreement.


                                  ARTICLE VIII

                               DEFAULTS; REMEDIES

         SECTION 8.1 Events of Default; Acceleration of Maturity. If any one or more of the following events (each an "Event of Default") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body or otherwise):

         (a) any Borrower shall fail to pay, when due, any principal of, or interest on, the Note or any fees or any other amount payable hereunder;

         (b) any Borrower shall fail to observe or perform any covenant or agreement contained in Sections 7.1, 7.6(b), 7.7, 7.8 or 7.9;

         (c) any Borrower or any other Person (other than the Lender) shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Loan Papers (other than those covered by Sections 8.1(a) or (b)), for a period of fifteen (15) days after the earlier of (i) any Responsible Officer of any Borrower shall become aware or reasonably should have become aware (regardless of the source of such awareness) of such default or (ii) written notice specifying such default has been given to any Borrower by the Lender;

         (d) any Borrower or the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate or other action to authorize any of the foregoing;

         (e) an involuntary case or other proceeding shall be commenced against any Borrower or the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 30 days; or an order for relief shall be entered against any Borrower or the Guarantor under the federal bankruptcy laws as now or hereafter in effect;

         (f) any Borrower shall fail to pay, when due, any amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any Borrower to enforce Section 515 of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan must be terminated;

         (g) any Borrower or the Guarantor (i) shall default in the payment of any of their respective Debts (other than the Note) and such default shall continue beyond any applicable cure period, (ii) shall default in the performance or observance of any other provision contained in any agreements or instruments evidencing or governing such Debt and such default is not waived and continues beyond any applicable cure period, or (iii) any other event or condition occurs which results in the acceleration of such Debt;

         (h) one or more judgments or orders for the payment of money aggregating in excess of $50,000 shall be rendered against any Borrower or the Guarantor and such judgment or order (i) shall continue unsatisfied or unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of 30 days, or (ii) is not fully paid and satisfied at least ten
(10) days prior to the date on which any of its Property may be lawfully sold to satisfy such judgment or order;

         (i) any representation, warranty, certification or statement made or deemed to have been made by or on behalf of any Borrower in this Agreement or by any Borrower or any other Person in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any respect when made if such incorrect representation, warranty, certification or statement (i) could reasonably be expected to have any adverse effect whatsoever upon the validity, performance or enforceability of any Loan Paper, (ii) is or might reasonably be expected to be material and adverse to the financial condition or business operations of any Person or to the prospects of any Person, (iii) could reasonably be expected to impair any Borrower's ability to fulfill its obligations under the terms and conditions of the Loan Papers, or
(iv) could reasonably be expected to impair the Lender's ability to receive full and timely payment of the Note;

         (j) if any default shall have occurred and be continuing under any Security Document;

         (k) any material license, franchise, permit, or authorization issued to any Borrower by any Tribunal is forfeited, revoked, or not renewed; or any proceeding with respect to such forfeiture or revocation is instituted and is not resolved or dismissed within one year of the date of the publication of the order instituting such proceeding; or

         (l) a default shall occur under any Material Agreement, other than this Agreement, to which any Borrower or the Guarantor is a party or by which any of its Property is bound; or

         (m) a Change of Control Event shall occur;

then, and in every such event, the Lender may, at its option, (i) declare the outstanding principal balance of and accrued interest on the Note to be, and the same shall thereupon forthwith become, due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Borrower and the Guarantor, (ii) proceed to foreclose the Liens securing the Note, and (iii) take such other actions as are permitted by law; provided that in the case of any of the Events of Default specified in clauses (d) or (e) above with respect to any Borrower, without any notice to any Borrower or any other act by the Lender, the Revolving Commitment shall terminate and the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Borrower. Upon the occurrence and continuance of a Default, the Lender may terminate the commitment to lend under this Agreement and the Revolving Commitment shall thereupon terminate.

         SECTION 8.2 Suits for Enforcement. In case any one or more of the Events of Default specified in Section 8.1 shall have occurred and be continuing, the Lender may, at its option, proceed to protect and enforce its rights either by suit in equity or by action of law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement.

         SECTION 8.3 Remedies Cumulative. No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         SECTION 8.4 Remedies Not Waived. No course of dealing and no delay in exercising any rights under this Agreement or under the other Loan Papers shall operate as a waiver of any rights hereunder or thereunder of the Lender.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 Amendments and Waivers. (a) Any term, covenant, agreement or condition of this Agreement or any other Loan Paper may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by any Borrower and the Lender. The signature or consent of the Guarantor shall not be required to amend this Agreement or any of the other Loan Documents except for the Guaranty of Guarantor.

         (b) No failure or delay by the Lender in exercising any right, power or privilege under this Agreement or any other Loan Paper shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in equity or in any of the other Loan Papers.

         SECTION 9.2 Highest Lawful Interest Rate. Regardless of any provision contained in any of the Loan Papers, the Lender shall never be entitled to receive, collect, or apply as interest on all or any part of the Loans, any amount in excess of the Highest Lawful Rate in effect from day to day, and, in the event the Lender ever receives, collects, or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of the principal of the Loans and treated hereunder as such; and, if the entire principal amount of the Loans owed to the Lender is paid in full, any remaining excess shall be repaid to the Borrowers. In determining whether the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate in effect from day to day, the Borrowers and the Lender shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Loans so that the interest rate is uniform throughout the entire term of the Loans; provided that, if the interest received by the Lender for the actual period of existence thereof exceeds the Highest Lawful Rate in effect from day to day, the Lender shall apply or refund to the Borrower the amount of such excess as provided in this Section, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate in effect from day to day.

         SECTION 9.3 INDEMNITY. (A) WHETHER OR NOT ANY LOANS ARE EVER FUNDED OR ANY LETTER OF CREDIT IS EVER ISSUED HEREUNDER, EACH BORROWER AND THE GUARANTOR, JOINTLY AND SEVERALLY, AGREES TO INDEMNIFY AND DEFEND AND HOLD HARMLESS ON A CURRENT BASIS THE LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS, AND EACH OF THEM (THE "INDEMNIFIED PARTIES"), FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS, INTEREST, CHARGES, COUNSEL FEES AND OTHER EXPENSES AND PENALTIES OF ANY KIND WHICH ANY OF THE INDEMNIFIED PARTIES MAY SUSTAIN OR INCUR IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING (WHETHER OR NOT THE LENDER SHALL BE DESIGNATED A PARTY THERETO) OR OTHERWISE BY REASON OF OR ARISING OUT OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND/OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED UNDER THIS SECTION WITHOUT REGARD TO THE CAUSE OR THE NEGLIGENCE OF ANY INDEMNIFIED PARTY, WHETHER SUCH NEGLIGENCE BE THE SOLE NEGLIGENCE, COMPARATIVE NEGLIGENCE OR CONCURRENT NEGLIGENCE OF ANY INDEMNIFIED PARTY.

         (b) Any amount to be paid under this Section to the Lender shall be a demand obligation owing by the Borrowers and the Guarantor and if not-paid within ten days of demand shall bear interest from the date of expenditure by the Lender until paid at a per annum rate equal to the lesser of (i) the Default Rate or (ii) the Highest Lawful Rate. The obligations of the Borrowers and the Guarantor under this Section shall survive payment of the Note and the assignment of any right hereunder.

         SECTION 9.4 Expenses. (a) Whether or not any one or more of the Loans are ever funded, the Borrowers shall pay (i) all out-of-pocket expenses of the Lender, including, without limitation, fees and disbursements of counsel for the Lender in connection with the preparation of this Agreement and the other Loan Papers (including, without limitation, the furnishing of any written or oral opinions or advice incident to this transaction) and, if appropriate, the recordation of the Loan Papers, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Lender, including, without limitation, fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors, consultants, engineers and other Persons incurred in connection therewith (including, without limitation, the supervision, maintenance or disposition of the Collateral) and investigative expenses incurred by the Lender in connection therewith, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to any Borrower by the Lender and which amounts shall include, but not be limited to (A) all court costs, (B) reasonable attorneys' fees, (C) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Lender, (D) fees and expenses incurred in connection with the participation by the Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (E) fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 Title 11 of the United States Code, and
(F) fees and expenses incurred in connection with any action pursuant to Section 1129 Title 11 of the United States Code all reasonably incurred by the Lender in connection with the collection of any sums due under the Loan Papers, together with interest at the per annum interest rate equal to the Default Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Lender until the date it is repaid to the Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrowers and/or a trustee, receiver, custodian, or liquidator of any Borrower appointed in any such case.

         (b) EACH BORROWER SHALL, JOINTLY AND SEVERALLY, INDEMNIFY THE LENDER AGAINST ANY TRANSFER TAXES, DOCUMENTARY TAXES, ASSESSMENTS OR CHARGES MADE BY ANY GOVERNMENTAL AUTHORITY BY REASON OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE
OTHER LOAN PAPERS.

         (c) Any amount to be paid under this Section to the Lender shall be a demand obligation owing by the Borrowers and if not paid within ten days of demand shall bear interest from the date of expenditure by the Lender until paid at a per annum rate equal to the lessor of the Default Rate or the Highest Lawful Rate. The obligations of the Borrowers under this Section shall survive payment of the Note and the assignment of any right hereunder.

         SECTION 9.5 Taxes. The Borrowers will, to the extent they may lawfully do so, pay all Taxes (including interest and penalties but expressly excluding federal or state income taxes) which may be payable in respect of the execution and delivery of this Agreement or the other Loan Papers, or in respect of any amendment of or waiver under or with respect to the foregoing, and will save the Lender harmless against any loss or liability resulting from nonpayment or delay in payment of any such Taxes (as limited above). The obligations of the Borrowers under this Section shall survive the payment of the Note and the assignment of any right hereunder.

         SECTION 9.6 Notices. Except as specifically provided otherwise herein, all notices, requests and other communications to any party hereunder shall be in writing (including by telecopy or similar writing) and shall be given to such party at its address and to the attention of the Person set forth on the signature pages hereof (or in the case of notices to any Borrower, to the attention of any officer, or other Person holding a similar position, of such Borrower) or such other address or telecopy number or Person as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopier number specified in this Section and the receipt thereof is acknowledged, (ii) if given by mail, 72 hours after such communication is deposited in the mails (certified, return receipt requested) addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section or otherwise delivered to any Borrower, provided that notice to the Lender under Section 2.2 shall not be effective until received, and provided further that, oral notices to any Borrower of decreases in the Borrowing Base shall be effective when communicated to any Borrower.

         SECTION 9.7 Right of Set-Offs. (a) Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of any Borrower against the obligations of any Borrower to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Paper and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrowers after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

         (b) Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Loans may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

         SECTION 9.8 Survival. All representations, warranties and covenants made by or on behalf of each Borrower in this Agreement or the other Loan Papers herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Papers shall be considered to have been relied upon by the Lender and shall survive the delivery to the Lender of such Loan Papers or the extension of the Loans (or any part thereof), regardless of any investigation made by or on behalf of the Lender.

         SECTION 9.9 Successors and Assigns: Rights of Other Holders. (a) This Agreement shall be binding on the parties hereto and their respective successors and inure to the benefit of and be enforceable by the Lender, its legal representatives, successors and assigns. With respect to each Borrower, this Agreement and the other Loan Papers and the rights of each Borrower hereunder and thereunder shall not be assignable in any respect.

         (b) The Lender may at any time sell, transfer, assign, or grant participations in the Obligations or any portion thereof; and the Lender may forward to each Transferee and prospective Transferee all documents and information relating to such Obligations, whether furnished by the Borrowers or otherwise obtained, as the Lender determines necessary or desirable. Each Borrower agrees that each Transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the portion of the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee.

         SECTION 9.10 APPLICABLE LAW; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT HAS BEEN NEGOTIATED, IS BEING EXECUTED AND DELIVERED, AND WILL BE PERFORMED IN WHOLE OR IN PART, IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN PAPERS, EXCEPT TO THE EXTENT THE LAWS OF ANY JURISDICTION WHERE COLLATERAL IS LOCATED REQUIRE APPLICATION OF SUCH LAWS WITH RESPECT TO SUCH COLLATERAL.

         (b) ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN DALLAS, DALLAS COUNTY, TEXAS. EACH BORROWER AND THE GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN DALLAS, DALLAS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

         (c) EACH BORROWER, THE GUARANTOR AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES


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


TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

         SECTION 9.11 Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof and words such as "hereunder" or " herein" shall refer to the entirety of this Agreement unless specifically indicated otherwise.

         SECTION 9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall become effective at such time as the counterparts hereof which, when taken together, bear the signature of each Borrower and the Lender, shall be delivered to the Lender.

         SECTION 9.13 Invalid Provisions, Severability. If any provision of this Agreement or the other Loan Papers is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof or thereof, such provision shall be fully severable, this Agreement and the other Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions hereof and thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement or the other Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 9.14 Revolving Loan. Pursuant to Section 346.004 of the Finance Code of Texas, each Borrower agrees that Chapter 346 of such Finance Code shall not govern or in any manner apply to the Loans.

         SECTION 9.15 WAIVER FOR CALIFORNIA. EACH BORROWER AND THE GUARANTOR UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a AND 726(b), WHICH PROVIDE, AMONG OTHER THINGS, THAT (i) A CREDITOR MUST FILE A COMPLAINT FOR DEFICIENCY WITHIN THREE (3) MONTHS OF A NONJUDICIAL FORECLOSURE SALE OR JUDICIAL FORECLOSURE SALE, AS APPLICABLE; (ii) A FAIR MARKET VALUE HEARING MUST BE HELD; AND (iii) THE AMOUNT OF THE DEFICIENCY JUDGMENT SHALL BE LIMITED TO THE AMOUNT BY WHICH THE UNPAID DEBT EXCEEDS THE FAIR MARKET VALUE OF THE SECURITY, BUT NOT MORE THAN THE AMOUNT BY WHICH THE UNPAID DEBT EXCEEDS THE SALE PRICE OF THE SECURITY. EACH BORROWER AND THE GUARANTOR UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS AND DEFENSES THAT SUCH BORROWER OR THE GUARANTOR MAY HAVE BECAUSE ANY BORROWER'S DEBT IS SECURED BY REAL PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON SECTION 580a, 580b, 580d OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2848 OF THE CALIFORNIA CIVIL CODE. THIS MEANS, AMONG OTHER THINGS:
(i) LENDER MAY COLLECT FROM THE GUARANTOR OR ANY BORROWER WITHOUT FIRST


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

FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY ANY OTHER BORROWER; AND (ii) IF LENDER FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY ANY OTHER BORROWER, THEN (A) THE AMOUNT OF THE DEBT MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE, AND (B) LENDER MAY COLLECT FROM THE GUARANTOR OR ANY BORROWER EVEN IF LENDER, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT THE GUARANTOR OR ANOTHER BORROWER MAY HAVE TO COLLECT FROM ANY OTHER BORROWER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING OR ANY OTHER PROVISIONS HEREOF, THE GUARANTOR ALSO WAIVES, TO THE EXTENT PERMITTED BY LAW, THE SURETYSHIP AND ANY AND ALL OTHER RIGHTS AND DEFENSES THAT MIGHT OTHERWISE BE AVAILABLE TO THE GUARANTOR UNDER CALIFORNIA LAW, INCLUDING, WITHOUT LIMITATION, THE RIGHTS, BENEFITS OR DEFENSES SET FORTH IN CALIFORNIA CIVIL CODE SECTIONS 2809, 2810, 2819, 2839, 2845, 2849, 2850,
2855, 2899 OR 3433, AND ANY RIGHTS, BENEFITS OR DEFENSES RESULTING FROM ALTERATION, IMPAIRMENT OR SUSPENSION IN ANY RESPECT OR BY MEANS OF ANY OF ANY BORROWER'S OBLIGATIONS UNDER THE LOAN DOCUMENTS, OR ANY OF LENDER'S RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS WITHOUT THE GUARANTOR'S PRIOR CONSENT.

         SECTION 9.16 PRECLUSION OF ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    BORROWERS:

                                    TOREADOR ROYALTY CORPORATION,
                                    TOREADOR EXPLORATION & PRODUCTION,
                                    INC. and TORMIN, INC.
4809 Cole Avenue
Suite 108
Dallas, Texas 75205                 By: /S/ G. THOMAS GRAVES III
Telecopy: 214/521-3774              Name: G. Thomas Graves, III
                                    Title:   President of each Borrower


                                    GUARANTOR:

                                    TOREADOR ACQUISITION CORPORATION
4809 Cole Avenue
Suite 108
Dallas, Texas 75205                 By:  /S/ G. THOMAS GRAVES III
Telecopy: 214/521-3774              Name: G. Thomas Graves, III
                                    Title:   President

                                     LENDER:

                                     COMPASS BANK
8080 N. Central Expressway
Suite 370
Dallas, Texas 75206                  By:  /S/ CHRIS D. COWAN
Attention: Energy Group              Name:    Chris D. Cowan
Telecopy: 214/706-8054               Title:   Assistant Vice President

                             FORM OF PROMISSORY NOTE


$25,000,000                       Dallas, Texas              September 30, 1999

         FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Makers") jointly and severally promise to pay to the order of COMPASS BANK ("Payee"), at its banking quarters in Dallas, Dallas County, Texas, the sum of TWENTY FIVE MILLION DOLLARS ($25,000,000), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and between Makers and Payee (as amended, restated, or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

         Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

         This Note is issued pursuant to and shall be governed by the Credit Agreement and the holder of the Note shall be entitled to the benefits of the Credit Agreement. This Note shall finally mature at Final Maturity.

         Without being limited thereto or thereby, this Note is secured by the Security Instruments.

         This Note renews, extends and consolidates the indebtedness of the Makers to the Payee evidenced by that certain $5,900,000 promissory note dated December 15, 1998, executed by Tormin, Inc. and that certain $25,000,000 promissory note dated April 16, 1999, executed by Toreador Royalty Corporation and Toreador Exploration & Production, Inc.

         Makers, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 346 OF THE FINANCE CODE OF TEXAS (WHICH REGULATES CERTAIN CREDIT LOAN ACCOUNTS AND TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.

                                     MAKERS:

                                     TOREADOR ROYALTY CORPORATION,
                                     TOREADOR EXPLORATION & PRODUCTION,
                                     INC. and TORMIN, INC.
4809 Cole Avenue
Suite 108
Dallas, Texas 75205                  By:
Telecopy: 214/521-3774                  ----------------------------------------
                                     Name: G. Thomas Graves, III
                                     Title:   President of each Maker


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